Tegal Corporation   2201 S. McDowell Blvd., Petaluma, CA  94954  [T] (707) 763-5600  [F] (707) 765-9311  www.tegal.com

TEGAL SELLS DRIE ASSETS TO SPTS

Tegal’s focus now exclusively on Green Energy

PETALUMA, Calif., February 9, 2011—Tegal Corporation, (Nasdaq: TGAL) today announced the sale of its Deep Reactive Ion Etch (DRIE) and certain related assets to SPP Process Technology Systems Ltd (SPTS).  Tegal will receive aggregate consideration of approximately $2.1 million, including $1.6 million in cash and the assumption by SPTS of approximately $0.5 million of short-term liabilities.  The deal includes the transfer to SPTS of the capital stock and operations of Tegal France SAS, a wholly-owned Tegal subsidiary formed following the acquisition in September 2008 by Tegal of the DRIE assets of Alcatel Micro Machining Systems.

Tegal sold to SPTS the Tegal 200™, 110™, 3200™ and 4200™ series DRIE products, along with its Compact™ and Pluto development assets, intellectual property and process know-how.  SPTS will provide continued global support to existing Tegal DRIE customers, and will integrate these technologies into its broad range of product offerings in etch, deposition and thermal technologies which it offers to its customers worldwide.

“The sale of the DRIE product lines to SPTS represents another major step in Tegal’s transformation.  We recently announced our participation in the formation of sequel Power, a company dedicated to the development and operation of large scale photovoltaic (PV)-based solar utilities in the United States, Latin America, the Middle East and Africa.  From this platform, we intend to build additional operations and make further investments as we transition from being a supplier of semiconductor capital equipment to pursuing a leading role in green energy,” said Thomas Mika, President and CEO, Tegal Corporation.  “The sale of the DRIE assets to SPTS ensures a smooth transition of our technology, team members, active joint development projects in France, and our commitments to customers globally.”

“This acquisition enhances the DRIE product portfolio SPTS offers to our served markets, broadens our customer base, and expands our ability to deliver world class DRIE solutions to our global customers,” said William Johnson, President and Chief Executive Officer of SPTS. “We expect to enhance support to Tegal customers through our worldwide support network, and intend to continue the leading-edge development efforts of the former Tegal team in Annecy, France.

Safe Harbor Statement
Except for historical information, matters discussed in this news release contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements, which are based on assumptions and describe our future plans, strategies and expectations, are generally identifiable in some instances by the use of the words "anticipate," "believe," "estimate," "expect," "intend," "project" or similar expressions.  These forward-looking statements are subject to risks, uncertainties and assumptions, including, but not limited to industry conditions, economic conditions, acceptance of new technologies and market acceptance of products and services.  All forward-looking statements attributable to Tegal Corporation or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph.  For a further discussion of these risks and uncertainties, please refer to Tegal’s periodic filings with the Securities and Exchange Commission.

Tegal-SPTS Release 9 February 2011
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About Tegal Corporation
Tegal is dedicated to the development and application of both proven and emerging technologies in the field of green energy.  Through sequel Power, Tegal is engaged in the promotion of solar power plant development projects worldwide, the development of self-sustaining businesses from such projects, including supporting, developing, building and operating solar photovoltaic fabrication facilities and solar farms and other non-PV based renewable energy projects.   Headquartered in Petaluma, California, the company has more than 35 years of semiconductor capital equipment expertise and innovation in specialized technologies.  Please visit us on the web at www.Tegal.com.

About SPP Process Technology Systems
SPP Process Technology Systems was established in October 2009 as the vehicle for the merger of Surface Technology Systems and acquired assets of Aviza Technology.  The company is a wholly-owned subsidiary of Sumitomo Precision Products Co., Ltd, and designs, manufactures, sells, and supports advanced semiconductor capital equipment and process technologies for the global semiconductor industry and related markets.  These products are used in a variety of market segments, including R&D, data storage, MEMS and nanotechnology, advanced 3-D packaging, LEDs, and power integrated circuits for communications.
For more information about SPTS, please visit www.spp-pts.com

Tegal Contact
Thomas Mika
President & CEO
Tel: +1 707 765-5630
Email: tmika@tegal.com
or
The Blueshirt Group
Chris Danne
Tel: +1 415 217-7722

SPTS Contact
Evelyn Tay, Corporate Marketing
SPP Process Technology Systems
Ph: (+65) 8383 0393
Email: evelyn.tay@spp-pts.com

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